UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 22, 2006

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

4400 Main Street, Kansas City, MO                     64111

(Address of Principal Executive Offices)                 (Zip Code)

(816) 753-6900

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) As reported in current report on Form 8-K dated February 22, 2006 (the “February Form 8-K”), the Company’s management and the Audit Committee of the Board of Directors, in consultation with the Company’s independent registered public accounting firm, KPMG LLP, concluded to restate previously issued consolidated financial statements for the fiscal quarters ended October 31, 2005 and July 31, 2005, the fiscal years ended April 30, 2005 and 2004 and the related fiscal quarters (the “Restatement Periods”). This restatement pertains primarily to errors in determining the Company’s state effective income tax rate, including errors in identifying changes in state apportionment, expiring state net operating losses and related factors.

This current report on Form 8-K/A amends and supplements the February Form 8-K to include the following statement:

Our Chief Executive Officer and Chief Financial Officer have considered, and are continuing to consider, the effect of the errors giving rise to the restatement on the adequacy of our disclosure controls and procedures as of the end of each of the applicable Restatement Periods. We will amend any disclosures pertaining to our evaluation of disclosure controls and procedures as appropriate in connection with filing restated financial statements for the Restatement Periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	March 30, 2006	By:/s/ Bret G. Wilson
Bret G. Wilson
Vice President and Secretary